Exhibit 99.1

TIPTREE REPORTS THIRD QUARTER 2016 RESULTS

•	Revenues of $134.1 million for the quarter, up 11.0% from prior year period.

•	Income from continuing operations of $7.8 million for the quarter, up $14.2 million from prior year period.

•	Net income of $5.9 million for the quarter, up $10.5 million from prior year period.

•	Adjusted EBITDA from continuing operations(1) of $20.1 million for the quarter, up from $4.9 million in the prior year period.

•	Book value per share, as exchanged(1) of $9.93, up 11.6% compared to $8.90 as of December 31, 2015.

•	Declared dividend of $0.025 per share to Class A stockholders of record on November 21, 2016 with a payment date of November 28, 2016.

New York, New York - November 8, 2016 - Tiptree Financial Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), a diversified holding company which operates in the insurance and insurance services, specialty finance, asset management and real estate industries, today announced its financial results for the three and nine months ended September 30, 2016. This release reports Tiptree on a consolidated basis except where the discussion specifically notes that the amounts are attributable to the Class A common stockholders. Tiptree’s economic interest in its operating subsidiaries is held through Tiptree Financial Partners, L.P. (“TFP”). Tiptree reports a non-controlling interest representing the economic interest of other limited partners of TFP.

($ in millions, except for earnings per share)	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	’16-‘15	2016	2015	’16-‘15
GAAP
Total revenues	$134.1	$120.9	11.0%	$399.7	$311.0	28.5%
Income (loss) from continuing operations	$7.8	$(6.4)	$14.2	$22.3	$(12.0)	$34.3
Net income (loss) attributable to Tiptree Financial Inc. Class A common stockholders	$5.9	$(4.6)	$10.5	$17.6	$9.4	87.2%
Diluted earnings per share	$0.19	$(0.13)	$0.32	$0.53	$0.29	82.8%
Non-GAAP(1)
Adjusted EBITDA from Continuing Operations	$20.1	$4.9	307.1%	$52.9	$16.8	215.6%
Adjusted EBITDA	$20.1	$4.9	307.1%	$52.9	$50.0	5.8%
Note: (1) For a reconciliation to U.S. GAAP, see “Non-GAAP Financial Measures” below.

Earnings Conference Call
Tiptree will host a conference call on Wednesday, November 9, 2016 at 10:00 a.m. Eastern Time to discuss its third quarter 2016 financial results. A copy of our investor presentation for the third quarter 2016, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreefinancial.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreefinancial.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.

A replay of the call will be available from Wednesday, November 9, 2016 at 2:00 p.m. Eastern Time, until midnight Eastern on Wednesday, November 16, 2016. To listen to the replay, please dial 1-877-870-5176 (domestic) or 1-858-384-5517 (international), Passcode: 13648886.

Third Quarter 2016 Financial Overview
Consolidated Results
For the three months ended September 30, 2016 net income before taxes from continuing operations was $11.6 million which represented an increase of $15.1 million from the three months ended September 30, 2015. The Company earned income before taxes from continuing operations of $27.6 million for the nine months ended September 30, 2016, which was an increase of $38.6 million from the comparable prior year period. The key drivers of pre-tax results from continuing operations were improved profitability in our insurance and insurance services segment driven by higher revenues and investment income, increased rental income in our real estate operations, increases in mortgage volume and margins due to improving market conditions, and increased revenue on principal investments partially offset by higher corporate expenses associated with our effort to improve our controls and financial reporting infrastructure. A discussion of the changes in revenues, expenses and net income is presented below and in more detail in our segment analysis.

The Company reported net income before non-controlling interest of $7.8 million for the three months ended September 30, 2016, an increase of $14.2 million from the three months ended September 30, 2015. The primary drivers of the improvement in net income before non-controlling interests were the same factors which impacted the positive year-over-year change in pre-tax income from continuing operations.

For the nine months ended September 30, 2016, net income before non-controlling interests was $22.3 million, an increase of $10.9 million, or 95.6% from the comparable prior year period. The primary drivers of the difference in net income before non-controlling interests were the same factors which impacted the positive year-over-year change in pre-tax income from continuing operations, and which were partially offset by $23.3 million of earnings from discontinued operations in the nine months ended September 30, 2015 which included the one-time net gain on the sale of PFG of $16.3 million. Additionally, a tax benefit of $2.4 million was recognized in the first quarter 2016 which was driven by the tax reorganization effective January 1, 2016.

The Company reported revenues of $134.1 million for the three months ended September 30, 2016, which was an increase of $13.3 million or 11.0% from the prior year period. For the nine months ended September 30, 2016, the Company reported revenues of $399.7 million, an increase of $88.7 million or 28.5% from the nine months ended September 30, 2015. The primary drivers of the increase in revenues were improvements in earned premiums, service and administrative fees and investment income in our insurance and insurance services segment, increased mortgage volume and margins, improvement in rental income attributable to acquisitions of senior housing properties, and improvement in the performance of our principal investments.

Total Company expenses were $126.6 million for the three months ended September 30, 2016, an increase of $5.4 million or 4.4% from the three months ended September 30, 2015. For the nine months ended September 30, 2016, the Company incurred expenses of $382.2 million, an increase of $63.6 million or 20.0% from the prior year period. The primary drivers of the increase in expenses were commission and loss expenses in insurance and insurance services as a result of the growth in written premiums, higher payroll and commission expense primarily related to increased volume and headcount in specialty finance, increased operating expenses and depreciation and amortization associated with additional investments in our real estate segment and increases in corporate payroll and professional expenses to improve our reporting and controls infrastructure.

Adjusted EBITDA from continuing operations was $20.1 million for the three months ended September 30, 2016, an increase of $15.2 million or 307.1% from the prior year comparable period. For the nine months ended September 30, 2016, the Company reported Adjusted EBITDA from continuing operations of $52.9 million, an increase of $36.1 million or 215.6% from the nine months ended September 30, 2015. The key drivers of the change in Adjusted EBITDA were the same as those which impacted our pre-tax income from continuing operations.

Total Company Adjusted EBITDA was $20.1 million for the three months ended September 30, 2016, an increase of $15.2 million from the three months ended September 30, 2015. Adjusted EBITDA for the nine months ended September 30, 2016 was $52.9 million, an increase of $2.9 million from the nine months ended September 30, 2015. The smaller increase for total Adjusted EBITDA versus Adjusted EBITDA from continuing operations was driven by the sale of PFG which contributed
$33.2 million in the nine months ended September 30, 2015.

Management believes that Adjusted EBITDA provides a supplementary metric to enhance investors’ understanding of the on-going earnings potential of the Company’s businesses and an indication of the Company’s ability to generate additional funds for re-investment in the combined businesses. Because it is a Non-GAAP measure, it should be reviewed in conjunction with the Company’s GAAP results. See “Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA” below for further information relating to the Company’s Adjusted EBITDA measure, including a reconciliation to GAAP net income.

Segment Results
Insurance and Insurance Services segment

The Company’s insurance and insurance services segment is comprised of its wholly-owned Fortegra subsidiary. The acquisition of Fortegra resulted in purchase price accounting adjustments in the segment giving effect to the push-down accounting treatment of the acquisition. These adjustments include setting deferred cost assets to a fair value of zero, modifying deferred revenue liabilities to their respective fair values, and recording a substantial intangible asset representing the value of the business acquired (“VOBA”). The application of push-down accounting creates a modest impact to net income, but significantly impacts individual assets, liabilities, revenues, and expenses.

The following discussion of our insurance and insurance services segment also presents operating results and net revenues by product mix information as adjusted to eliminate the effects of purchase price accounting (“As Adjusted”). These As Adjusted results are a non-GAAP financial measure. Due to acquisition accounting, the line items through which revenue and expenses related to acquired contracts are recognized differ from those related to newly originated contracts. As a result, eliminating the effects of purchase accounting provides for better period-over-period comparison of the underlying operating performance of the business and aligns more closely with the basis upon which management performance is measured. The Company believes that presenting this As Adjusted information provides useful information to investors regarding our period-over-period insurance and insurance services segment operations. In addition, management evaluates the operations of our insurance and insurance services segment using this As Adjusted information including for compensation of management of Fortegra.

Insurance and insurance services segment pre-tax income was $8.0 million for the three months ended September 30, 2016, a decrease of $2.1 million or 20.7% over the prior year period operating results. The primary drivers of the decline in period-over-period results was a reduction in net revenues of $5.0 million partially offset by a reduction in depreciation and amortization expenses associated with the VOBA of $2.7 million and reduced operating expenses of $0.2 million.

As Adjusted pre-tax income was $7.6 million for the three months ended September 30, 2016, a decrease of $0.9 million or 10.5%. The primary drivers of the period-over-period decline include a decrease in net revenues of $1.6 million driven by declines in ceding commissions and higher net loss and loss adjustment expense as a result of increased claim activity, from severe storms in the south and southeast regions of the United States, partially offset by improvements in investment income and earned premiums. As Adjusted operating expenses were down $0.7 million as a result of cost actions taken throughout 2015 to reduce headcount, professional fees and other expenses.

Insurance and insurance services segment pre-tax income was $25.1 million for the nine months ended September 30, 2016, an increase of $4.7 million or 22.7% over the prior year period operating results. The primary drivers of the improvement in period-over-period results was a reduction in depreciation and amortization expenses associated with the VOBA of $14.6 million, and a reduction in operating expenses of $1.6 million, partially offset by reduced net revenues of $11.6 million.

As Adjusted pre-tax income was $23.6 million for the nine months ended September 30, 2016, an increase of $7.1 million or 43.0%. The primary drivers of the period-over-period improvement include an increase in net revenues of $3.7 million driven by improvements in investment income and increased earned premiums and service fees, partially offset by higher net loss and loss adjustment expense. As Adjusted operating expenses were down $3.4 million as a result of actions taken throughout 2015 to reduce headcount and professional fees in addition to lower interest expense.

The main components of revenue are service and administrative fees, ceding commissions, earned premiums, net and investment income. Total revenues were $79.1 million for the three months ended September 30, 2016, down $8.9 million, or 10.1% over the prior year period. The decrease was primarily driven by reduced ceding commissions of $10.1 million which was a result of severe storms in Louisiana and the southeast United States and was largely offset within commission expense as much of the risk within those products was retained with our partners through producer owned reinsurance companies or ceded to re-insurers. For the quarter, earned premiums increased $3.7 million and investment income increased $2.3 million, which was offset by reductions in service and administrative fees of $3.7 million and other income of $1.0 million.

Total revenues were $256.2 million for the nine months ended September 30, 2016, up $17.3 million, or 7.2% over the prior year period. The increase was primarily driven by an increase in earned premiums of $17.6 million, or 14.5%, an increase of $7.4 million, or 9.6%, in service and administrative fees, and an increase of $5.4 million in investment income, partially offset by decreases in ceding commissions of $9.0 million and other income of $4.1 million.

Operating expenses in the insurance and insurance services segment are composed of payroll and employee commissions, interest expense, professional fees, depreciation and amortization expenses and other expenses. Segment operating expenses for the three months ended September 30, 2016 were $21.2 million, a decrease of $2.9 million or 12.1% as compared to the previous year period costs. The primary driver of the period-over-period decrease was attributable to lower depreciation and amortization expense as a result of the decline in the purchase accounting impact from the amortization of the fair value attributed to the insurance policies and contracts acquired, which was $0.5 million for the three months ended September 30, 2016 versus $3.1 million in the comparable 2015 period. As adjusted operating expenses of $20.7 million were down period-over-period as a result of the cost reduction efforts described above.

Segment operating expenses for the nine months ended September 30, 2016 were $66.8 million, a decrease of $16.2 million or 19.6% as compared to the previous year period costs. The primary driver of the period-over-period decrease was attributable to lower depreciation and amortization expense as a result of the decline in the purchase accounting impact from the amortization of the fair value attributed to the insurance policies and contracts acquired, which was $3.0 million for the nine months ended September 30, 2016 versus $17.2 million in the comparable 2015 period. As Adjusted operating expenses of $64.1 million were down by $3.4 million period-over-period as a result of the cost reduction efforts described above.

Adjusted EBITDA was $11.6 million and $35.0 million for the three and nine months ended September 30, 2016, respectively. The key drivers of Adjusted EBITDA growth was higher credit insurance and specialty products net revenues, increased investment income, and lower operating expenses, adjusted for the impact of purchase accounting effects, partially offset by lower warranty revenues driven by competition in the cell phone warranty business. See “Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA” below for a reconciliation to GAAP net income.

Specialty Finance segment

Specialty finance pre-tax income was $4.2 million for the three months ended September 30, 2016, compared with $1.3 million for the same period in 2015. The key drivers of the increase were increases in 2016 mortgage origination volume and average loans outstanding at Siena over the prior year period. Segment revenues were $29.0 million for the three months ended September 30, 2016, compared with $19.3 million for the comparable 2015 period, an increase of $9.7 million or 50.0%. Segment expenses were $24.8 million in the three months ended September 30, 2016, compared with $18.1 million in the comparable 2015 period, an increase of $6.7 million or 37.2%. Margins expanded as revenue growth outpaced expense increases as the businesses scaled operations and increased volumes.

For the nine months ended September 30, 2016, specialty finance pre-tax income was $5.5 million compared with $2.3 million for the same period in 2015. Segment revenues were $67.8 million for the nine months ended September 30, 2016, compared with $33.6 million for the comparable 2015 period, an increase of $34.2 million or 101.9%. Segment expenses were $62.3 million in the nine months ended September 30, 2016, compared with $31.3 million in the comparable 2015 period, an increase of $31.0 million or 98.8%. The increases are primarily driven by the acquisition of Reliance and increased originations volume.

Specialty finance Adjusted EBITDA was $4.5 million for the three months ended September 30, 2016 compared to $1.6 million in the prior year period. Adjusted EBITDA was $6.3 million for the nine months ended September 30, 2016 compared to $2.9 million in the prior year period. The increases in Adjusted EBITDA were driven by the same factors that impacted pre-tax income explained above. See “Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA” below for further information relating to the Company’s adjusted EBITDA measure, including a reconciliation to GAAP net income.

Real Estate segment

Care had a pre-tax loss of $0.5 million for the three months ended September 30, 2016, compared with pre-tax loss of $2.6 million for the same period in 2015. For the nine months ended September 30, 2016, Care had a pre-tax loss of $5.5 million compared with pre-tax loss of $8.8 million for the same period in 2015. Since February 2015, Care has invested in fourteen additional senior housing properties: eleven in February and March 2015, two in January and March 2016, and one in August 2016. The increase in the number of properties over those periods has generated higher rental and other income in the 2016 periods compared with the comparable 2015 periods. However the Company also incurred additional depreciation, amortization and interest expenses as a consequence of the additional properties. As a result, the lower losses in both periods was driven by greater growth in rental income, due to both improvements in the underlying properties and the addition of new properties, than operating expenses, including depreciation and amortization related to purchase accounting for acquired properties.

Care’s segment NOI was $5.8 million for the three months ended September 30, 2016, compared with $4.4 million in the prior year period, an increase of $1.4 million or 31.8%. Care’s NOI was $15.8 million for the nine months ended September 30, 2016, compared with $11.7 million in the prior year period, an increase of $4.1 million or 34.8%. The primary drivers of improvement in NOI in both periods was an increase in rental revenue partially offset by increased property operating expenses.
In addition, several of Care’s recent acquisitions included properties that Care and its operating partners are enhancing through renovation projects and other capital upgrades in an effort to grow revenue and to allow them to operate more efficiently. NOI margins on Managed Properties improved from 24.5% to 27.1% for nine months ended September 30, 2016 against the prior year period. As the more recently acquired facilities ramp up and stabilize, we expect our results to reflect additional NOI margin improvements.

Care had Adjusted EBITDA of $2.9 million for the three months ended September 30, 2016, compared to $1.3 million in the three months ended September 30, 2015, with the drivers being the same as mentioned above for pre-tax income. Care had Adjusted EBITDA of $7.2 million for the nine months ended September 30, 2016, compared to $3.9 million in the nine months ended September 30, 2015, with the drivers being the same as mentioned above for pre-tax income. See “Non-GAAP Financial Measures” below for a reconciliation of NOI and Adjusted EBITDA to GAAP net income.

Asset Management segment

Pre-tax income for the asset management segment was $2.3 million for the three months ended September 30, 2016, compared with $1.0 million for the 2015 period, an increase of $1.3 million. The key drivers were an increase in management fee revenues of $1.9 million partially offset by increased employee commissions and other expenses of $0.6 million. The increase was due principally to incentive fees, in combination with the management fees accrued from Telos 7 which was launched in the second quarter of 2016.

For the nine months ended September 30, 2016, pre-tax income was $5.0 million compared with $3.0 million for the 2015 period, an increase of $2.0 million. Asset management fees totaled $10.0 million in the nine months ended September 30, 2016, compared to $8.3 million for the prior year period. The increase was due principally to an increase in incentive fees in the third quarter of 2016 and the launch of Telos 7 in the second quarter of 2016. Additionally, a gain on extinguishment of an obligation to share future subordinated management fees of Telos 6 with a third party was recorded in the first half of 2016.

Asset management segment adjusted EBITDA was $2.3 million and $5.0 million for the three and nine months ended September 30, 2016, respectively, compared to $1.0 million and $3.0 million for the comparable prior year periods. The increase was driven by the same factors discussed above. See “Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA” below for a reconciliation to GAAP net income.

Net Income attributable to CLOs managed by the Company

Including the net income from our deconsolidated CLOs, pre-tax income from the Company’s CLO business was $8.0 million for the three months ended September 30, 2016 compared with a loss of $1.4 million for the same period in 2015. The primary drivers of the year-over-year increase of $9.4 million were increased management fees of $1.9 million, distributions of $1.5 million and lower realized and unrealized losses incurred on the Company’s holdings of subordinated notes of $6.0 million. The increase in management fees was due to an increase in incentive fees in the third quarter of 2016 and the launch of Telos 7 in the second quarter of 2016. The realized and unrealized losses in the three months ended September 30, 2016 were less than the same period in 2015 due to a recovery of the mark-to-market write-down taken on our CLO subordinated note holdings in the second half of 2015 and first quarter of 2016.

For the nine months ended September 30, 2016, pre-tax income from the Company’s CLO business was $17.4 million compared to $1.2 million in the same period in 2015. The increases were driven by a reduction in losses of $15.6 million, an increase in management fees of $1.3 million partially offset by lower distributions of $0.8 million. The decline in distributions is a result of lower overall subordinated note holdings and the reduction in the realized and unrealized losses was due to a recovery of the marked-to-market position in the 2016 period as compared to the marks taken throughout the 2015 period. See “Non-GAAP Financial Measures - CLO Net Income” below for a reconciliation to GAAP net income.

Corporate and Other segment

The Company’s corporate and other segment incorporates revenues from the Company’s principal investments, which include CLO subordinated notes, tax exempt securities, income from the Company’s credit investment portfolio and net gains or losses from the Company’s corporate finance activity, including the interest rate and credit derivative risk mitigation transactions. Segment expenses include interest expense on the Fortress credit facility and head office payroll, professional fees and other expenses.

The corporate and other segment had a pre-tax loss of $2.5 million for the three months ended September 30, 2016, compared with a loss of $13.3 million for the 2015 period, an increase of $10.8 million. The key drivers of year-over-year increase were $7.4 million in CLO subordinated notes performance, $1.9 million in Credit investments (including the Telos 7 warehouse, Telos Credit Opportunities fund and NPLs) and improvement in Corporate principal investments revenues of $1.9 million, partially offset by increases in Corporate expenses of $0.4 million related to payroll and professional services.

For the nine months ended September 30, 2016, the Company recorded a loss of $2.6 million compared with a loss of $28.0 million for the 2015 period, an increase of $25.4 million. The key drivers of year-over-year increase were $13.5 million in CLO subordinated notes and tax exempt securities income, $9.6 million in Credit investments and improvement in Corporate principal investments revenues of $9.1 million, partially offset by increases in Corporate expenses of $6.9 million related to payroll and professional services.

About Tiptree
Tiptree is a diversified holding company engaged through its consolidated subsidiaries in a number of businesses and is an active acquirer of new businesses. Tiptree, whose operations date back to 2007, currently has subsidiaries that operate in four industries: insurance and insurance services, specialty finance, asset management and real estate. Tiptree’s principal investments are included in a corporate and others segment.

Forward-Looking Statements
This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Financial Inc.	As of
Consolidated Balance Sheets (unaudited, in thousands except per share amounts)	September 30, 2016	December 31, 2015
Assets	(Unaudited)
Cash and cash equivalents	$65,995	$69,400
Restricted cash	22,093	18,778
Securities, available for sale (amortized cost: $134,856 at September 30, 2016 and $185,046 at December 31, 2015)	137,195	184,703
Loans, at fair value (pledged as collateral: $159,645 at September 30, 2016 and $112,743 at December 31, 2015)	371,934	394,395
Loans owned, at amortized cost, net	96,696	52,531
Notes and accounts receivable, net	163,896	140,999
Reinsurance receivables	381,163	352,926
Deferred acquisition costs	60,150	57,858
Real estate, net	280,831	203,961
Goodwill and intangible assets, net	178,291	186,107
Other assets	112,843	104,500
Assets of consolidated CLOs	995,658	728,812
Total assets	$2,866,745	$2,494,970
Liabilities and Stockholders’ Equity
Liabilities
Debt, net	$774,095	$666,952
Unearned premiums	412,633	389,699
Policy liabilities and unpaid claims	101,913	80,663
Deferred revenue	56,716	63,081
Reinsurance payable	54,068	65,840
Commissions payable	9,240	14,866
Deferred tax liabilities, net	27,072	22,699
Other liabilities and accrued expenses	106,449	95,160
Liabilities of consolidated CLOs	943,218	698,316
Total liabilities	$2,485,404	$2,097,276
Commitments and contingencies (see Note 23)
Stockholders’ Equity
Common stock - Class A: $0.001 par value, 200,000,000 shares authorized, 34,947,239 and 34,899,833 shares issued and outstanding, respectively	35	35
Common stock - Class B: $0.001 par value, 50,000,000 shares authorized, 8,049,029 and 8,049,029 shares issued and outstanding, respectively	8	8
Additional paid-in capital	297,274	297,063
Accumulated other comprehensive income (loss), net of tax	1,031	(111)
Retained earnings	30,956	15,845
Class A common stock held by subsidiaries, 6,596,000 and 0 shares, respectively	(42,524)	—
Class B common stock held by subsidiaries, 8,049,029 and 0 shares, respectively	(8)	—
Total Tiptree Financial Inc. stockholders’ equity	286,772	312,840
Non-controlling interests (including $74,630 and $69,278 attributable to Tiptree Financial Partners, L.P., respectively)	94,569	84,854
Total stockholders’ equity	381,341	397,694
Total liabilities and stockholders’ equity	2,866,745	2,494,970

Tiptree Financial Inc.
Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Net realized and unrealized gains (losses)	$7,902	$(3,492)	$21,460	$(3,128)
Interest income	6,782	5,853	20,632	12,180
Service and administrative fees	25,842	29,565	84,421	77,037
Ceding commissions	1,397	11,515	22,645	31,600
Earned premiums, net	47,609	43,884	138,516	120,944
Gain on sale of loans held for sale, net	20,045	14,859	48,412	21,531
Loan fee income	3,915	2,844	9,296	6,125
Rental revenue	14,529	11,165	40,764	31,725
Other income	6,100	4,675	13,533	12,945
Total revenues	134,121	120,868	399,679	310,959
Expenses:
Interest expense	7,839	6,329	20,770	17,652
Payroll and employee commissions	38,767	30,156	102,175	73,926
Commission expense	24,032	30,891	91,906	71,346
Member benefit claims	5,967	7,955	17,334	23,774
Net losses and loss adjustment expense	19,914	14,948	55,102	40,324
Professional fees	7,114	5,521	21,816	13,820
Depreciation and amortization	6,437	10,034	21,899	36,857
Acquisition and transaction costs	248	—	631	1,349
Other expenses	16,285	15,391	50,524	39,464
Total expenses	126,603	121,225	382,157	318,512
Results of consolidated CLOs:
Income attributable to consolidated CLOs	12,556	3,092	34,713	20,685
Expenses attributable to consolidated CLOs	8,524	6,294	24,664	24,131
Net income (loss) attributable to consolidated CLOs	4,032	(3,202)	10,049	(3,446)
Income (loss) before taxes from continuing operations	11,550	(3,559)	27,571	(10,999)
Less: provision (benefit) for income taxes	3,712	2,829	5,298	962
Income (loss) from continuing operations	7,838	(6,388)	22,273	(11,961)
Discontinued operations:
Income from discontinued operations, net	—	—	—	6,999
Gain on sale of discontinued operations, net	—	—	—	16,349
Discontinued operations, net	—	—	—	23,348
Net income (loss) before non-controlling interests	7,838	(6,388)	22,273	11,387
Less: net income (loss) attributable to non-controlling interests - Tiptree Financial Partners, L.P.	1,362	(1,661)	4,660	2,214
Less: net income (loss) attributable to non-controlling interests - Other	571	(174)	20	(257)
Net income (loss) attributable to Tiptree Financial Inc. Class A common stockholders	$5,905	$(4,553)	$17,593	$9,430

Net income (loss) per Class A common share:
Basic, continuing operations, net	$0.20	$(0.13)	$0.53	$(0.25)
Basic, discontinued operations, net	—	—	—	0.54
Basic earnings per share	0.20	(0.13)	0.53	0.29

Diluted, continuing operations, net	0.19	(0.13)	0.53	(0.25)
Diluted, discontinued operations, net	—	—	—	0.54
Diluted earnings per share	$0.19	$(0.13)	$0.53	$0.29

Weighted average number of Class A common shares:
Basic	29,143,470	33,848,463	32,845,124	32,597,774
Diluted	37,230,650	33,848,463	32,912,516	32,597,774

Tiptree Financial Inc.
Segment Statements of Operations
(Unaudited, in thousands)

Segment Results - Three Months Ended September 30, 2016 and September 30, 2015

	Three Months Ended September 30,
($ in thousands)	Insurance and insurance services		Specialty finance		Real estate		Asset management		Corporate and other		Total
	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015
Total revenues	79,106	87,991	29,013	19,348	15,695	11,560	3,838	1,981	6,469	(12)	134,121	120,868

Total expenses	71,081	77,868	24,832	18,097	16,168	14,172	2,255	1,670	12,267	9,418	126,603	121,225
Net income attributable to consolidated CLOs	—	—	—	—	—	—	720	652	3,312	(3,854)	4,032	(3,202)
Pre-tax income/(loss)	$8,025	$10,123	$4,181	$1,251	$(473)	$(2,612)	$2,303	$963	$(2,486)	$(13,284)	$11,550	$(3,559)
Segment Results - Nine Months Ended September 30, 2016 and September 30, 2015

	Nine Months Ended September 30,
($ in thousands)	Insurance and insurance services		Specialty finance		Real estate		Asset management		Corporate and other		Total
	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015
Total revenues	256,208	238,891	67,790	33,583	44,204	33,334	7,505	4,814	23,972	337	399,679	310,959

Total expenses	231,108	218,442	62,280	31,329	49,691	42,096	4,930	5,258	34,148	21,387	382,157	318,512
Net income attributable to consolidated CLOs	—	—	—	—	—	—	2,466	3,493	7,583	(6,939)	10,049	(3,446)
Pre-tax income (loss)	$25,100	$20,449	$5,510	$2,254	$(5,487)	$(8,762)	$5,041	$3,049	$(2,593)	$(27,989)	$27,571	$(10,999)

Tiptree Financial Inc.
Non-GAAP Financial Measures
(Unaudited, in thousands)

Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA
Management uses EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that use of these financial measures on a consolidated basis and for each segment provide supplemental information useful to investors as it is frequently used by the financial community to analyze performance period to period, to analyze a company’s ability to service its debt and to facilitate comparison among companies. The Company believes segment EBITDA and Adjusted EBITDA provides additional supplemental information to compare results among our segments. Adjusted EBITDA is also used in determining incentive compensation for the Company’s executive officers. These measures are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for net income. The Company’s presentation of these measures may differ from similarly titled non-GAAP financial measures used by other companies. The Company defines EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in its financial statements and Adjusted EBITDA as EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of its subsidiaries’ business operations, (ii) adjust for the effect of purchase accounting, (iii) add back significant acquisition related costs, (iv) adjust for significant relocation costs and (v) any significant one-time expenses.

EBITDA and Adjusted EBITDA - Three and Nine Months Ended September 30, 2016 and September 30, 2015.

Reconciliation from the Company’s GAAP net income to Non-GAAP financial measures - EBITDA and Adjusted EBITDA
($ in thousands, unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income (loss) available to Class A common stockholders	$5,905	$(4,553)	$17,593	$9,430
Add: net (loss) income attributable to noncontrolling interests	1,933	(1,835)	4,680	1,957
Less: net income from discontinued operations	—	—	—	23,348
Income (loss) from Continuing Operations of the Company	$7,838	$(6,388)	$22,273	$(11,961)
Consolidated interest expense	7,839	6,329	20,770	17,652
Consolidated income taxes	3,712	2,829	5,298	962
Consolidated depreciation and amortization expense	6,437	10,034	$21,899	$36,857
EBITDA from Continuing Operations	$25,826	$12,804	$70,240	$43,510
Consolidated non-corporate and non-acquisition related interest expense(1)	(4,989)	(3,484)	(13,223)	(8,127)
Effects of Purchase Accounting (2)	(957)	(4,376)	(4,446)	(19,977)
Non-cash fair value adjustments (3)	—	—	1,416	—
Significant acquisition expenses (4)	248	—	631	1,349
Separation expenses (5)	—	—	(1,736)	—
Adjusted EBITDA from Continuing Operations of the Company	$20,128	$4,944	$52,882	$16,755

Income from Discontinued Operations of the Company	$—	$—	$—	$23,348
Consolidated interest expense	—	—	$—	$5,226
Consolidated income taxes	—	—	—	3,796
Consolidated depreciation and amortization expense	—	—	—	862
EBITDA from Discontinued Operations	$—	$—	$—	$33,232
Adjusted EBITDA from Discontinued Operations of the Company	$—	$—	$—	$33,232

Adjusted EBITDA of the Company	$20,128	$4,944	$52,882	$49,987

(1)
The consolidated non-corporate and non-acquisition related interest expense is subtracted from EBITDA to arrive at Adjusted EBITDA. This includes interest expense associated with asset-specific debt at subsidiaries in the insurance and insurance services, specialty finance, real estate and corporate and other segments.

(2)
Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to Fortegra, increased EBITDA above what the historical basis of accounting would have generated. The impact of this purchase accounting adjustments have been reversed to reflect an adjusted EBITDA without such purchase accounting effect.

(3)	For Care, Adjusted EBITDA excludes the impact of the change of fair value of interest rate swaps hedging the debt at the property level to conform to our updated interest rate hedging policy.
(4)	Acquisition related costs represent costs in connection with Care’s acquisition of properties which included taxes, legal costs and other expenses.
(5)	Consists of payments pursuant to a separation agreement, dated as of November 10, 2015.

Segment EBITDA and Adjusted EBITDA from continuing operations - Three Months Ended September 30, 2016 and September 30, 2015

	Three Months Ended September 30,
($ in thousands)	Insurance and insurance services		Specialty finance		Real estate		Asset management		Corporate and other		Total
	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015
Pre-tax income/(loss)	$8,025	$10,123	$4,181	$1,251	$(473)	$(2,612)	$2,303	$963	$(2,486)	$(13,284)	$11,550	$(3,559)
Add back:
Interest expense	1,626	1,735	1,932	1,217	2,271	1,828	—	—	2,010	1,549	7,839	6,329
Depreciation and amortization expenses	3,031	5,765	248	269	3,096	3,932	—	—	62	68	6,437	10,034
Segment EBITDA	$12,682	$17,623	$6,361	$2,737	$4,894	$3,148	$2,303	$963	$(414)	$(11,667)	$25,826	$12,804

EBITDA adjustments:
Asset-specific debt interest	(140)	(76)	(1,882)	(1,167)	(2,271)	(1,828)	—	—	(696)	(413)	(4,989)	(3,484)
Effects of purchase accounting	(957)	(4,376)	—	—	—	—	—	—	—	—	(957)	(4,376)
Significant acquisition expenses	—	—	—	—	248	—	—	—	—	—	248	—
Segment Adjusted EBITDA	$11,585	$13,171	$4,479	$1,570	$2,871	$1,320	$2,303	$963	$(1,110)	$(12,080)	$20,128	$4,944

Segment EBITDA and Adjusted EBITDA from continuing operations - Nine Months Ended September 30, 2016 and September 30, 2015

	Nine Months Ended September 30,
($ in thousands)	Insurance and insurance services		Specialty finance		Real estate		Asset management		Corporate and other		Total
	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015
Pre-tax income/(loss)	$25,100	$20,449	$5,510	$2,254	$(5,487)	$(8,762)	$5,041	$3,049	$(2,593)	$(27,989)	$27,571	$(10,999)
Add back:
Interest expense	4,312	5,249	4,352	2,562	6,220	4,968	—	—	5,886	4,873	20,770	17,652
Depreciation and amortization expenses	10,413	24,977	664	515	10,636	11,265	—	—	186	100	21,899	36,857
Segment EBITDA	$39,825	$50,675	$10,526	$5,331	$11,369	$7,471	$5,041	$3,049	$3,479	$(23,016)	$70,240	$43,510

EBITDA adjustments:
Asset-specific debt interest	(351)	(219)	(4,200)	(2,444)	(6,220)	(4,968)	—	—	(2,452)	(496)	(13,223)	(8,127)
Effects of purchase accounting	(4,446)	(19,977)	—	—	—	—	—	—	—	—	(4,446)	(19,977)
Non-cash fair value adjustments	—	—	—	—	1,416	—	—	—	—	—	1,416	—
Significant acquisition expenses	—	—	—	—	631	1,349	—	—	—	—	631	1,349
Separation expenses	—	—	—	—	—	—	—	—	(1,736)	—	(1,736)	—
Segment Adjusted EBITDA	$35,028	$30,479	$6,326	$2,887	$7,196	$3,852	$5,041	$3,049	$(709)	$(23,512)	$52,882	$16,755

Non-GAAP Financial Measures - Fortegra
The following table presents our insurance and insurance services segment results on a GAAP basis and an As Adjusted basis (a non GAAP measure which excludes the effects of purchase price accounting which management believes provides for better period-over-period comparison of the underlying operating performance of the business and aligns more closely with the basis upon which management performance is measured). Due to acquisition accounting, the line items through which revenue and expenses relate to acquired contracts are recognized in a single line item, depreciation and amortization, and are different than newly originated contracts. To allow for better period-over-period comparison of operations, we eliminated the effects of purchase accounting. The Company believes that As Adjusted information provides useful supplemental information to investors, but should be reviewed in conjunction with their nearest GAAP equivalent. Investors should not consider these Non-GAAP financial measures as a substitute for the financial information that Fortegra reports in accordance with U.S. GAAP.  These Non-GAAP financial measures reflect subjective determinations by Fortegra management, and may differ from similarly titled Non-GAAP financial measures presented by other companies. See the below table for a reconciliation from actual to As Adjusted financials.

	Three Months Ended September 30, 2016				Three Months Ended September 30, 2015
($ in thousands)	GAAP	Adjustments		Non-GAAP As Adjusted	GAAP	Adjustments		Non-GAAP As Adjusted
Revenues:
Earned premiums	$47,609	$—		$47,609	$43,884	$—		$43,884
Service and administrative fees	25,842	1,134	(2)	26,976	29,565	4,131	(2)	33,696
Ceding commissions	1,397	69	(3)	1,466	11,515	821	(3)	12,336
Interest income (1)	3,543	—		3,543	1,294	—		1,294
Other Income	715	—		715	1,733	—		1,733
Total revenues	79,106	1,203		80,309	87,991	4,952		92,943
Less:
Commission expense	24,032	2,120	(4)	26,152	30,891	9,302	(4)	40,193
Member benefit claims	5,967	—		5,967	7,955	—		7,955
Net losses and loss adjustment expenses	19,914	—		19,914	14,948	—		14,948
Net revenues	29,193	(917)		28,276	34,197	(4,350)		29,847
Expenses:
Interest expense	1,626	—		1,626	1,735	—		1,735
Payroll and employee commissions	9,180	—		9,180	9,543	—		9,543
Depreciation and amortization expenses	3,031	(549)	(5)	2,482	5,765	(3,097)	(5)	2,668
Other expenses	7,331	40	(6)	7,371	7,031	355	(6)	7,386
Total operating expenses	21,168	(509)		20,659	24,074	(2,742)		21,332
Income before taxes from continuing operations	$8,025	$(408)		$7,617	$10,123	$(1,608)		$8,515

Insurance operating metrics: (7)
Retention ratio	33.9%			32.2%	38.0%			31.2%
Underwriting ratio	66.1%			67.8%	62.0%			68.8%
Expense ratio	25.9%			24.8%	25.8%			21.4%
Combined ratio	92.0%			92.6%	87.8%			90.2%

	Nine Months Ended September 30, 2016				Nine Months Ended September 30, 2015
($ in thousands)	GAAP	Adjustments		Non-GAAP As Adjusted	GAAP	Adjustments		Non-GAAP As Adjusted
Revenues:
Earned premiums	$138,516	$—		$138,516	$120,944	$—		$120,944
Service and administrative fees	84,421	4,976	(2)	89,397	77,037	15,780	(2)	92,817
Ceding commissions	22,645	376	(3)	23,021	31,600	3,159	(3)	34,759
Interest income (1)	9,171	—		9,171	3,718	—		3,718
Other Income	1,455	—		1,455	5,592	—		5,592
Total revenues	256,208	5,352		261,560	238,891	18,939		257,830
Less:
Commission expense	91,906	9,494	(4)	101,400	71,346	38,352	(4)	109,698
Member benefit claims	17,334	—		17,334	23,774	—		23,774
Net losses and loss adjustment expenses	55,102	—		55,102	40,324	—		40,324
Net revenues	91,866	(4,142)		87,724	103,447	(19,413)		84,034
Expenses:
Interest expense	4,312	—		4,312	5,249	—		5,249
Payroll and employee commissions	28,065	—		28,065	29,626	—		29,626
Depreciation and amortization expenses	10,413	(2,977)	(5)	7,436	24,977	(17,189)	(5)	7,788
Other expenses	23,976	304	(6)	24,280	23,146	1,697	(6)	24,843
Total operating expenses	66,766	(2,673)		64,093	82,998	(15,492)		67,506
Income before taxes from continuing operations	$25,100	$(1,469)		$23,631	$20,449	$(3,921)		$16,528

Insurance operating metrics: (7)
Retention ratio	33.5%			31.1%	42.4%			31.6%
Underwriting ratio	66.5%			68.9%	57.6%			68.4%
Expense ratio	25.3%			23.7%	33.1%			24.5%
Combined ratio	91.8%			92.6%	90.7%			92.9%

(1)	Includes net realized and unrealized gains and (losses) on investments.
(2)
Represents service fee revenues that would have been recognized had purchase accounting effects not been recorded. Deferred service fee liabilities at the acquisition date were reduced to reflect the purchase accounting fair value.

(3)
Represents ceding commission revenues that would have been recognized had purchase accounting effects not been recorded. Deferred ceding commissions liabilities at the acquisition date were reduced to reflect the purchase accounting fair value.

(4)	Represents additional commissions expense that would have been recorded without purchase accounting; the values of deferred commission assets were eliminated in purchase accounting.
(5)
Represents the removal of net additional depreciation and amortization expense that would not have been recorded without purchase accounting; fixed assets and amortizing intangible assets were adjusted in purchase accounting based on fair value analyses.

(6)	Represents additional premium tax and other acquisition expenses that would have been recorded without purchase accounting; values of deferred acquisition costs were eliminated in purchase accounting.
(7)
The combined ratio is a measure of underwriting performance and represents the relationship of net losses and loss adjustment expense, commission expense, member benefit claims and payroll, depreciation and other expenses to earned premiums, service and administrative fees, ceding commissions and other income. A combined ratio less than 100% indicates an underwriting profit, while a combined ratio greater than 100% reflects an underwriting loss. The combined ratio is the sum of the underwriting ratio and the expense ratio. The underwriting ratio represents the relationship of net losses and loss adjustment expense, commission expense, member benefit claims to earned premiums, service and administrative fees, ceding commissions and other income. The expense ratio represents the relationship of payroll, depreciation and other expenses to earned premiums, service and administrative fees, ceding commissions and other income. Retention ratio is the relationship of net revenues less interest income to total revenues less interest income.

Non-GAAP Financial Measures - NOI
We evaluate performance of our real estate segment based on net operating income (“NOI”). We consider NOI as an important supplemental measure used to evaluate the operating performance of our real estate segment because it allows investors, analysts and our management to assess our unleveraged property-level operating results and to compare our operating results between periods and to the operating results of other real estate companies on a consistent basis. In addition, NOI is the basis upon which our partners in the Managed Properties are compensated. We define NOI as total revenue less property operating expense. Property operating expenses and resident fees and services are not relevant to Care’s Triple Net Lease Properties since Care does not manage the underlying operations and substantially all expenses are passed through to the tenant. Our calculation of NOI may differ from similarly titled non-GAAP financial measures used by other companies. NOI is not a measure of financial performance or liquidity under GAAP and should not be considered a substitute for pre-tax income. The following tables present revenues and expenses, which include amounts attributable to non-controlling interests, by property type in our real estate segment for the nine months ended September 30, 2016 and 2015, respectively.

Reconciliation of NOI to Pre-tax Income

	Three Months Ended September 30, 2016			Three Months Ended September 30, 2015
($ in thousands)	NNN Operations	Managed Properties	Real Estate Total	NNN Operations	Managed Properties	Real Estate Total
Revenues:
Resident fees and services	$—	$841	$841	$—	$678	$678
Rental revenue	1,844	12,685	14,529	1,844	9,344	11,188
Less: Property operating expenses	—	9,599	9,599	—	7,489	7,489
Segment NOI	$1,844	$3,927	$5,771	$1,844	$2,533	$4,377
Segment NOI Margin %		29.0%			25.3%

Other income			$324			$(307)
Less: Expenses:
Interest expense			2,271			1,828
Payroll and employee commissions			617			529
Depreciation and amortization			3,095			3,932
Other expenses			583			393
Pre-tax income (loss)			$(471)			$(2,612)

	Nine Months Ended September 30, 2016			Nine Months Ended September 30, 2015
($ in thousands)	NNN Operations	Managed Properties	Real Estate Total	NNN Operations	Managed Properties	Real Estate Total
Revenues
Resident fees and services	$—	$2,625	$2,625	$—	$1,663	$1,663
Rental revenue	5,533	35,231	40,764	4,662	27,062	31,724
Less: Property operating expenses	—	27,600	27,600	—	21,674	21,674
Segment NOI	$5,533	$10,256	$15,789	$4,662	$7,051	$11,713
Segment NOI Margin %		27.1%			24.5%

Other income			$815			$(54)
Less: Expenses
Interest expense			6,220			4,968
Payroll and employee commissions			1,900			1,654
Depreciation and amortization			10,635			11,265
Other expenses			3,335			2,534
Pre-tax income (loss)			$(5,486)			$(8,762)

Non-GAAP Financial Measures - CLO Net Income
The Company deconsolidated the results of Telos 1, Telos 2, Telos 3 and Telos 4 for the period that we did not own the subordinated notes for the nine months ended September 30, 2016 but not for the prior year period. The table below shows the results attributable to the CLOs both on a consolidated basis and an unconsolidated basis, which is a non-GAAP measure, for the nine months ended September 30, 2016. Management believes is helpful to investors for year-over-year comparative purposes, given that Telos 2 and Telos 4 were not deconsolidated until Q2 2015 when we sold our retained interests in each CLO.

($ in thousands)	Three Months Ended September 30,
	2016			2015
	Consolidated	Non consolidated (1)	Non-GAAP total	Consolidated (2)	Non consolidated (1)	Non-GAAP total
Management fees paid by the CLOs to the Company(3)	$743	$3,815	$4,558	$652	$1,994	$2,646
Distributions from the subordinated notes held by the Company	4,323	45	4,368	2,827	62	2,889
Realized and unrealized (losses) gains on subordinated notes held by the Company	(1,034)	108	(926)	(6,681)	(277)	(6,958)
Net (loss) income attributable to the CLOs	$4,032	$3,968	$8,000	$(3,202)	$1,779	$(1,423)

	Nine Months Ended September 30,
	2016			2015
	Consolidated	Non consolidated (1)	Non-GAAP total	Consolidated (2)	Non consolidated (1)	Non-GAAP total
Management fees paid by the CLOs to the Company(3)	$2,169	$7,385	$9,554	$3,493	$4,726	$8,219
Distributions from the subordinated notes held by the Company	10,930	128	11,058	11,644	201	11,845
Realized and unrealized (losses) gains on subordinated notes held by the Company	(3,050)	(123)	(3,173)	(18,583)	(246)	(18,829)
Net (loss) income attributable to the CLOs	$10,049	$7,390	$17,439	$(3,446)	$4,681	$1,235

(1)
Represents amounts from Telos 1, Telos 2, Telos 3 and Telos 4, which have been deconsolidated for the period that we did not own the subordinated notes. See Note—(15) Assets and Liabilities of Consolidated CLOs, in the accompanying consolidated financial statements, regarding the deconsolidation of certain of our CLOs.

(2)	Includes losses of $3.3 million from Telos 2 and Telos 4 for the nine months ended September 30, 2015. Both were deconsolidated and sold in the second quarter of 2015.
(3)	Management fees to Telos are shown net of any management fee participation by Telos to others.

Non-GAAP Financial Measures - Book value per share, as exchanged
Management uses Book value per share, as exchanged, which is a non-GAAP financial measure. As exchanged assumes full exchange of the limited partners units of TFP (other than Tiptree itself) for Tiptree’s Class A common stock. The Company believes that use of this financial measure on a consolidated basis provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis.

Tiptree’s book value per share, as exchanged, was $9.93 as of September 30, 2016 compared with $8.90 as of December 31, 2015. Total stockholders’ equity, net of other non-controlling interests for the Company was $361.4 million as of September 30, 2016, which comprised total stockholders’ equity of $381.3 million adjusted for $19.9 million attributable to non-controlling interest at certain operating subsidiaries that are not wholly owned by the Company. Total stockholders’ equity, , net of other non-controlling interests for the Company was $382.1 million as of December 31, 2015, which comprised total stockholders’ equity of $397.7 million adjusted for $15.6 million attributable to non-controlling interest at subsidiaries that are not wholly owned by the Company, such as Siena, Luxury and Care. Additionally, the Company’s book value per share is based upon Class A common shares outstanding, plus Class A common stock issuable upon exchange of partnership units of TFP which is equal to the number of Class B outstanding shares. The total shares as of September 30, 2016 and December 31, 2015 were 36.4 million and 42.9 million, respectively.

(in thousands, except per share data)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Total stockholders’ equity	$381,341	$380,465	$409,718	$397,694
Less non-controlling interest - other	$19,939	$19,338	$18,624	$15,576
Total stockholders equity, net of non-controlling interests - other	$361,402	$361,127	$391,094	$382,118
Total Class A shares outstanding (1)	28,351	29,258	34,915	34,900
Total Class B shares outstanding	8,049	8,049	8,049	8,049
Total shares outstanding	36,400	37,307	42,964	42,949
Book value per share, as exchanged	$9.93	$9.68	$9.10	$8.90

(1)	See Note 24—Earnings per Share, in the Form 10-Q for the quarter ended September 30, 2016, for further discussion of potential dilution from warrants.